                                  Exhibit 99.1
                                  ------------

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

              TIDEL RENEWS SENIOR CREDIT LINE WITH JP MORGAN CHASE

HOUSTON,  Texas -- January 3, 2003 -- Tidel  Technologies,  Inc. (Nasdaq:  ATMS)
today announced that it had renewed its senior revolving credit facility with JP
Morgan  Chase  until June 30,  2003.  The other terms of the  facility  remained unchanged.

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security equipment designed for specialty retail marketers. To date, Tidel has sold more than 40,000 retail ATMs and 150,000 retail cash controllers in the
U.S. and 36 other countries. More information about the company and its products may be found on the company's web site at www.tidel.com.

"SAFE HARBOR" DISCLAIMER UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING
STATEMENTS AS TO ANTICIPATED OR EXPECTED RESULTS, BELIEFS, OPINIONS, AND FUTURE
FINANCIAL PERFORMANCE. THE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT
EXPECTATIONS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE
THE COMPANY'S ACTUAL EXPERIENCE TO DIFFER MATERIALLY FROM THAT ANTICIPATED.
ESTIMATES ARE BASED ON RELIABLE INFORMATION AND PAST EXPERIENCE. HOWEVER,
OPERATING RESULTS ARE AFFECTED BY A WIDE VARIETY OF FACTORS, MANY OF WHICH ARE
BEYOND THE CONTROL OF THE COMPANY. FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
COMPANY'S NON-COMPLIANCE WITH CERTAIN PROVISIONS OF ITS REVOLVING CREDIT
FACILITY AND CONVERTIBLE DEBENTURES; THE COMPANY'S FINANCIAL POSITION AND
WORKING CAPITAL AVAILABILITY; THE LEVELS OF ORDERS WHICH ARE RECEIVED AND CAN BE
SHIPPED IN A QUARTER; CUSTOMER ORDER PATTERNS AND SEASONALITY; COSTS OF LABOR,
RAW MATERIALS, SUPPLIES AND EQUIPMENT; TECHNOLOGICAL CHANGES; COMPETITION AND
COMPETITIVE PRESSURES ON PRICING; CHANGES IN THE COMPANY'S RELATIONSHIPS WITH
CUSTOMERS OR SUPPLIERS; ACCEPTANCE OF THE COMPANY'S PRODUCT AND TECHNOLOGY
INTRODUCTIONS IN THE MARKETPLACE; UNANTICIPATED LITIGATION, CLAIMS OR
ASSESSMENTS; THE COMPANY'S ABILITY TO REDUCE COSTS AND EXPENSES AND IMPROVE
INTERNAL OPERATING EFFICIENCIES; THE ECONOMIC CONDITION OF THE ATM INDUSTRY AND
THE POSSIBILITY THAT IT IS A MATURE INDUSTRY; POSSIBLE DELISTING FROM THE NASDAQ
SMALLCAP MARKET; AND ECONOMIC CONDITIONS IN THE UNITED STATES AND WORLDWIDE.
ADDITIONALLY, FACTORS AND RISKS AFFECTING OPERATING RESULTS INCLUDE THOSE
DESCRIBED IN THE COMPANY'S REGISTRATION STATEMENTS AND PERIODIC REPORTS FILED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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